Exhibit 10.21

FIRST AMENDMENT

TO

RESTRICTED STOCK AGREEMENT

This First Amendment to Restricted Stock Agreement (this “Amendment”) is entered into by and between Norman C. Chambers, a resident of the State of Texas (“Grantee”), and NCI Building Systems, Inc., a Delaware corporation (the “Company”), effective as of the date fully executed by both parties as set forth below.

WHEREAS, the parties to this Amendment have entered into that certain Restricted Stock Agreement, dated April 26, 2004 (the “Agreement”), pursuant to which the Company awarded to Grantee a special, long-term grant of restricted stock; and

WHEREAS, Section 16 of the Agreement provides that the Agreement may be amended by a written agreement signed by both the Company and Grantee; and

WHEREAS, the parties desire to amend the Agreement as herein set forth;

NOW, THEREFORE, the parties hereto hereby approve and adopt this Amendment as follows:

1. Section 4(a)(ii) of the Agreement shall be amended in its entirety as follows:

“(ii) by the Company without Cause or by Grantee’s voluntary resignation with Good Reason before all of the Awarded Shares become vested Awarded Shares, all of the Unvested Awarded Shares shall vest as of the Termination Date.”

2. Except as amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3. Unless otherwise indicated, all capitalized terms used in this Amendment, including the above preambles, shall have the same meanings ascribed to those terms in the Agreement.

4. Any reference in the Agreement to the “Agreement” shall refer to the Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the dates set forth below.

/s/ NORMAN C. CHAMBERS
Norman C. Chambers

Date: October 24, 2005

NCI BUILDINGS SYSTEMS, INC.

By:	/s/ FRANCES R. POWELL
Frances R. Powell
Executive Vice President, Chief Financial Officer and Treasurer

Date: October 24, 2005